EXHIBIT 8.2
United Pan-Europe Communications N.V.
April 19, 2000
Page 2
April 19, 2000


United Pan-Europe Communications N.V.
Fred. Roeskestraat 123
1076 EE  AMSTERDAM
The Netherlands

Re.:  11.500% Series B Senior Notes due 2010
      11.250% Series B Senior Notes due 2010
      13.750% Series B Senior Discount Notes due 2010
      Form S-4 Registration Statement, File No. 333-92679

Ladies and Gentlemen:

We have acted as Netherlands tax counsel to United Pan-Europe Communications N.V., a Netherlands company (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-4 with the United States Securities and Exchange Commission (the "Registration Statement").

Pursuant to the Registration Statement, (1) an aggregate of $300,000,000 principal amount of its outstanding 11.500% Senior Notes due 2010 (the "11 1/2% Senior Notes due 2010") are exchangeable for up to a like principle amount of the Company's 11.500% Series B Senior Notes due 2010 (the "11 1/2% Senior Exchange Notes"), (2) an aggregate of $600,000,000 principal amount of its outstanding 11.250% Senior Notes due 2010 and an aggregate of ?200,000,000 principal amount of its outstanding 11.250% Senior Notes due 2010 (together, the "11 1/4% Senior Notes due 2010" and together with the 11 1/2% Senior Notes due 2010, the "Senior Notes") are exchangeable for up to a principle amount of the Company's 11.250% Series B Senior Notes due 2010 (the "11 1/4 Senior Exchange Notes", and together with the 11 1/2 Senior Exchange Notes the "Senior Exchange Notes"), and (3) an aggregate of $1,000,000,000 principal amount at maturity of its outstanding 13.750% Senior Discount Notes due 2010 (the "Senior Discount Notes" and together with the Senior Notes, the " Outstanding Notes") are exchangeable for a principle amount of the Company's 13 3/4% Series B Senior Discount Notes due 2010 (the "Discount Exchange Notes", together with the Senior Exchange Notes the "Exchange Notes" and the Outstanding Notes together with the Exchange Notes the "Notes" and the offer of the Company to exchange the Outstanding Notes for the Exchange Notes the "Exchange Offer"). The Outstanding Notes were, and the Exchange Notes are to be issued pursuant to the respective indentures dated as of January 20, 2000 between the Company and Citibank N.A. as trustee (the "Indentures")

We have prepared the discussion in the Registration Statement under the caption "Certain Tax Consequences - Certain Netherlands Tax Consequences," which is only addressing the Dutch fiscal aspects applicable to holders of the Notes. The discussion under that caption is our opinion of the expected material Dutch fiscal consequences of the Exchange for holders of the Notes, subject to the conditions, limitations and assumptions described therein.

We express no opinion as to any law other than the tax laws of The Netherlands in force at the date hereof as applied and interpreted according to present case law of the Netherlands courts, administrative rulings and authoritative tax law scholars. We have no obligation to update this opinion. Our opinion has no binding effect on the Dutch tax authorities and/or Dutch courts. The Dutch tax authorities may take a position contrary to our opinion and if the matter is litigated, a court may reach a decision contrary to our opinion.

Our opinion is based on the facts and agreements set forth in the Registration Statement, the Indentures and the Registration Rights Agreement, dated January 20, 2000, among the Company and the Initial Purchasers (collectively, the "Note Documents"), which we assume set forth the complete agreement among the parties with respect to the Notes. We assume that the Note Documents will be properly executed in the form submitted to and examined by us and referred to herein and will be valid and binding when executed.

Our opinion may change if (i) applicable law changes (which may have retroactive effect), (ii) any of the facts with respect to the Exchange are inaccurate, incomplete or change or (iii) the conduct of the parties with respect to the Exchange is materially inconsistent with the facts reflected in the Note Documents.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

Yours sincerely,

ARTHUR ANDERSEN
Belastingadviseurs

/s/ Sander Kloosterhof                                         /s/ Hugo Everaerd